                                                                   EXHIBIT 10.10

                                 AMENDMENT NO. 1
                      TO SOUTHWEST AIRLINES CO. 401(k) PLAN


         Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Section 17.1 thereof, the Southwest Airlines Co. 401(k) Plan (the "Plan") is hereby amended in the following respects only, effective as of January 1, 2002, except as otherwise specifically provided herein:

         (1) Article IV, Section 4.1 is hereby amended in its entirety, effective September 1, 2002, to read as follows:

                  "4.1 Salary Reduction Contributions: Each Member may elect to have contributed on his behalf to the Trust Fund, on a pre-tax basis, any whole percentage of his Annual Compensation which is not less than one percent (1%) and which does not exceed fifty percent (50%); provided, however, effective January 1, 2002, such amount may not exceed the applicable dollar amount as set forth in Section 402(g)(1)(B) of the Code, adjusted for taxable years of the Member beginning after December 31, 2006 for increases in the cost of living as provided in Section 402(g)(4) of the Code. Salary Reduction Contributions shall be elected pursuant to a salary deferral election, in accordance with Section 5.3 hereof. Salary Reduction Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Salary Reduction Contributions made on behalf of a Member shall be added to the Trust Fund as soon as practicable after deduction from a Member's paycheck and shall be credited to the Individual Account of the Member as of each Valuation Date, as provided in Section 6.1."

         (2) Article IV, Section 4.2 is hereby amended in its entirety, effective September 1, 2002, to read as follows:

                  "4.2 Company Matching Contributions. The Company may, as provided below, contribute to the Trust Fund a Company Matching Contribution. Company Matching Contributions shall be determined on behalf of Members whose conditions of employment are governed by a collective bargaining agreement between the Company and a labor union in accordance with the terms of such collective bargaining agreement, as then in effect, and shall be determined on behalf of Members whose conditions of employment are not so governed, in the sole and absolute discretion of the board of directors of the Company. If a Company Matching Contribution is made, such Contribution will equal a specified percentage of the Member's Salary Reduction Contributions and, if applicable, Catch-Up Contributions, not to exceed the specific amount set forth in the collective bargaining agreement, if applicable, or otherwise established by the board of directors of the Company. Company Matching Contributions shall be added to the Trust Fund as soon as practicable after deduction of the applicable Salary Reduction Contributions and, if applicable, Catch-Up Contributions from a Member's paycheck and credited, as of each Valuation Date, to the Company Matching Contribution Account of each eligible Member who has elected to have Salary Reduction Contributions and, if applicable, Catch-Up Contributions made to the Trust Fund on his behalf during the applicable period."

         (3) Article IV, Section 4.4 is hereby amended in its entirety to read as follows:

                  "4.4 Excess Deferrals: If a Member's Salary Reduction Contributions hereunder should exceed the applicable dollar amount as set forth in Section 402(g)(1)(B) of the Code, adjusted for taxable years of the Member beginning after December 31, 2006 for increases in the cost of living as provided in Section 402(g)(4) of the Code, in any taxable year of the Member, the excess (with earnings thereon) shall be distributed to the Member. If the Member also participates in another elective deferral program (within the meaning of Section 402(g)(3) of the Code), and if when aggregating his elective deferrals under all such programs an excess of deferral contributions arises under the dollar limitation in Code Section 402(g) with respect to such Member, the Member shall, no later than March 1st following the close of the Member's taxable year, notify the Committee as to the portion of such excess deferrals to be allocated to this Plan, and such excess so allocated to this Plan (with earnings thereon) shall be distributed to the Member. In the event there is a loss allocable to an excess deferral, any distribution to a Member as required by this Section shall be no greater than the lesser of: (a) the value of the Member's Salary Reduction Contribution Account or (b) the Member's excess deferrals for the Plan Year. Any distribution under this Section shall be made to the Member no later than the April 15th immediately following the close of the Member's taxable year for which such excess deferrals were made."

         (4) The Plan is hereby amended to add Article 21 to read as follows:

                                  "ARTICLE XXI

                 Amendments Pursuant to the Economic Growth and
                      Tax Relief Reconciliation Act of 2001

                  21.1 Preamble:

                           a. Adoption and Effective Date of Amendments: This
                  Article 21 reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This
                  Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.

                  Except as otherwise provided, the provisions of this Article 21 shall be effective for Plan Years beginning on or after January 1, 2002.

                           b. Inconsistent provisions superseded: The provisions
                  of this Article 21 shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

                  21.2 Limitations on Contributions: Except to the extent permitted under Section 21.3 of this Article and section 414(v) of the Code, if applicable, the Annual Additions that may be contributed or allocated to a Member's Individual Account under the Plan for any Limitation Year shall not exceed the lesser of:

                           a. $40,000, as adjusted for increases in the
                  cost-of-living under section 415(d) of the Code, or

                           b. 100% of the Member's compensation, within the
                  meaning of section 415(c)(3) of the Code, for the Limitation Year. The compensation limit referred to in this subparagraph
                  (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition.

                  21.3 Catch-Up Contributions:

                           a. Eligibility for Catch-Up Contributions: Effective
                  September 1, 2002, all Members who are eligible to make Salary Reduction Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to, the limitations of section 414(v) of the Code.

                           b. Effect of Catch-Up Contributions on Plan: Such
                  Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions."

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 1 to Southwest Airlines Co. 401(k) Plan, the Company has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 22 day of July, 2002.

                                    SOUTHWEST AIRLINES CO.


                                    By: /s/ JAMES F. PARKER
                                       -----------------------------------------
                                       James F. Parker, Chief Executive Officer




ATTEST:

/s/ DEBORAH ACKERMAN
---------------------------------
Deborah Ackerman, Assistant Secretary

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 22 day of July, 2002, personally appeared JAMES F. PARKER, to me known to be the identical person who subscribed the name of SOUTHWEST AIRLINES CO., as its CHIEF EXECUTIVE OFFICER to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written

                                     /s/ NOVIE RAE LEACHMAN
                                   ---------------------------------------------
                                   Notary Public in and for the State of Texas



My Commission Expires: 05/22/05
                      ----------

                                 AMENDMENT NO. 2
                      TO SOUTHWEST AIRLINES CO. 401(k) PLAN


         Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Section 17.1 thereof, the Southwest Airlines Co. 401(k) Plan (the "Plan") is hereby amended in the following respects only, effective as of the dates set forth herein:

         (1) Item 8.1 of the Table of Contents is hereby amended, effective January 1, 2002, to read as follows:

                  "8.1     DEATH OF MEMBER..."

         (2) Article II, Paragraph (dd) of Section 2.1, is hereby amended in its entirety, effective January 1, 2002:

                  "(dd) Retirement: Separation from service after a Member has reached his Normal Retirement Date. Retirement shall be considered as commencing on the day immediately following a Member's last day of service."

         (3) Article IV, Section 4.4, is hereby amended in its entirety, effective September 1, 2002, to read as follows:

                  "4.4 Distribution of Excess Deferrals: If a Member's Salary Reduction Contributions hereunder should exceed the applicable dollar amount as set forth in Section 402(g) of the Code ($11,000 for the Member's taxable year beginning 2002), adjusted for taxable years of the Member beginning after December 31, 2006 for increases in the cost of living, as set forth in Section 402(g)(4) of the Code, the excess (with earnings thereon) shall be reduced as follows:

                           (a) To the extent that such excess Salary Reduction
                  Contributions do not exceed the applicable dollar limitation under Section 414(v), reduced by elective deferrals previously treated as Catch-Up Contributions, whether under this Plan or another applicable employer plan (as defined in Section 414(v)(6)(A) of the Code), the amount of such excess Salary Reduction Contributions shall be recharacterized as Catch-Up Contributions, if such Member is otherwise eligible to make Catch-Up Contributions in accordance with Section 21.3 hereof during the Plan Year in which the excess deferral arises.

                           (b) If the Member is not eligible to make Catch-Up
                  Contributions, as provided in Section 21.3 hereof, or to the extent that recharacterization of such excess Salary Reduction Contributions, together with elective deferrals previously treated as Catch-Up Contributions, whether under this Plan or another applicable employer plan (as defined in Section 414(v)(6)(A) of the Code), exceeds the applicable dollar limitation under Section 414(v), the amount of such excess Salary Reduction Contributions shall be distributed to the Member. Any distribution under this Section shall be made to the Member no later than the April 15th immediately following the close of the Member's taxable year with respect to which such excess deferrals were made.

         If the Member also participates in another elective deferral program (within the meaning of Section 402(g)(3) of the Code) and if, when aggregating his elective deferrals under all such programs, an excess of deferral contributions arises under the dollar limitation in Code
         Section 402(g) with respect to such Member, the Member shall, no later than March 1st following the close of the Member's taxable year, notify the Committee as to the portion of such excess deferrals to be allocated to this Plan and such excess so allocated to this Plan (with earnings thereon) shall be deemed a Catch-Up Contribution in accordance with subparagraph (a) herein, as the case may be, or distributed to the Member in accordance with subparagraph (b) herein. In the event there is a loss allocable to an excess deferral, any distribution to a Member as required by this Section shall be no greater than the lesser of: (i) the value of the Member's Salary Reduction Contribution Account or (ii) the Member's excess deferrals for the Plan Year."

         (4) Article IV, Section 4.5, is hereby amended in its entirety, effective January 1, 2002, to read as follows:

                  "(a) Determination of Deferral Percentages: As soon as administratively feasible after the end of each Plan Year (or other applicable period) the Committee shall determine:

                           (i) Deferral Percentage. The "deferral percentage"
                  for each Employee who is then eligible for Salary Reduction Contributions, which in the case of a Highly Compensated Employee, shall be the ratio of the amount of such Highly Compensated Employee's Salary Reduction Contributions for such Plan Year (less excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year in accordance with
                  Section 4.4 above) to the Highly Compensated Employee's compensation (as defined in Section 2.1(r) hereof) for such Plan Year and, which in the case of an Employee who is not a Highly Compensated Employee, shall be the ratio of the amount of such Employee's Salary Reduction Contributions for the prior Plan Year (less excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year in accordance with Section 4.4 above) to such Employee's compensation (as defined in Section 2.1(r) hereof) for the prior Plan Year.

                           (ii) Highly Compensated Deferral Percentage. The
                  "highly compensated deferral percentage," which shall be the average of the "deferral percentages" for all Highly Compensated Employees then eligible for Salary Reduction Contributions; and

                           (iii) Nonhighly Compensated Deferral Percentage. The
                  "nonhighly compensated deferral percentage," which shall be the average of the "deferral percentages" for all Employees then eligible for Salary Reduction Contributions who were not included in the "highly compensated deferral percentage," in (ii) above."

         If a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the deferral percentage test, then such Employee's deferral percentage shall be determined by aggregating his participation in all such plans. In addition, if an Employer maintains two (2) or more plans subject to the deferral percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under either Code Section 410(b) or 401(a)(4), then such plans are treated as a single plan for purposes of the deferral percentage test. For purposes of implementing the deferral percentage test, elective deferrals treated as Catch-Up Contributions shall be disregarded.

                  (b) Limitation on Highly Compensated Deferral Percentage. In no event shall the "highly compensated deferral percentage" exceed the greater of: (1) a deferral percentage equal to one and one-fourth (1 1/4) times the "nonhighly compensated deferral percentage" or (2) a deferral percentage equal to two (2) times the "nonhighly compensated deferral percentage," but not more than two (2) percentage points greater than the "nonhighly compensated deferral percentage."

                  (c) Recharacterization of Excess Salary Reduction Contributions. If the above deferral percentage test would otherwise be violated as of the end of the Plan Year, then, to the extent that the excess Salary Reduction Contributions of such Highly Compensated Employees do not exceed the applicable dollar limitation under Section 414(v), reduced by elective deferrals previously treated as Catch-Up Contributions, whether under this Plan or another elective deferral program (as defined under Section 402(g)(3)), the amount of the excess Salary Reduction Contributions of such Highly Compensated Employees shall be recharacterized as Catch-Up Contributions, if such Member is otherwise eligible to make Catch-Up Contributions in accordance with
         Section 21.3 hereof during the Plan Year in which the excess deferral arises.

                  (d) Application of Qualified Nonelective Contributions. If, after recharacterization of the excess Salary Reduction Contributions of such Highly Compensated Employees, the deferral percentage test would still be violated as of the end of the Plan Year, then, subject to satisfaction of the conditions described in Section 1.401(k)-1(b)(5) of the Treasury Regulations, the "deferral percentage," as defined in
         (a)(i) above, shall instead be the ratio of the sum of the Employee's Salary Reduction Contributions (less excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year), Qualified Nonelective Contributions, if any, and, to the extent necessary to satisfy the deferral percentage test, Company Matching Contributions for such Plan Year to the Employee's compensation (as defined in Section 2.1(r) hereof) for such Plan Year. Any Company Matching Contributions so utilized to satisfy the deferral percentage test shall at all times be one hundred percent (100%) vested and nonforfeitable and shall be excluded from consideration for purposes of the contribution percentage test described in Section 4.6.

                  (e) Distribution of Excess Contributions. If, after consideration of Qualified Nonelective Contributions, if any, and applicable Company Matching Contributions, as described above, the deferral percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Salary Reduction Contribution (other than excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year) included in the "highly compensated deferral percentage" for a Member whose deferral percentage is greater than the permitted maximum shall be revoked to the extent necessary to comply with such deferral percentage test and the amount of such Salary Reduction Contribution (other than excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year), to the extent revoked, shall constitute an "excess contribution" to be distributed (with earnings thereon) no later than the last day of the Plan Year following the Plan Year with respect to which such contribution was made. Excess contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the deferral percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all excess contributions have been allocated. For purposes of the preceding sentence, the "largest" amount is determined after distribution of any amounts distributed hereunder pursuant to Section 4.4 hereof. In the event there is a loss allocable to an excess contribution, any distribution to a Member as required by this Section shall be no greater than the lesser of: (a) the value of the Member's Salary Reduction Contribution Account or (b) the Member's excess contribution for the Plan Year. If an excess contribution is distributed to a Member in accordance with the foregoing, any Company Matching Contribution relating to such excess contribution shall be forfeited and then utilized as described in Section 6.3 hereof, and shall not be taken into account in determining the Member's contribution percentage under
         Section 4.6."

         (5) Article IV, Paragraph (a) of Section 4.7, is hereby amended in its entirety, effective January 1, 2002, to read as follows:

                  "The transfer occurs on or before the 60th day following his receipt of such distribution, or such later date as permitted by the Internal Revenue Service for distributions on and after January 1, 2002; or if such distribution has previously been deposited in an individual retirement account (as defined in Section 408 of the Code), such distribution has been so deposited no earlier than July 1, 1987, and the transfer occurs on or before the 60th day following his receipt of such distribution from the individual retirement account, or such later date as permitted by the Internal Revenue Service for distributions on and after January 1, 2002;"

         (6) Article VI, the second sentence of Section 5.1, is hereby amended in its entirety, effective September 1, 2002, to read as follows:

                  "The Individual Account of each Member shall be composed of a Company Matching Contribution Account, to which Company Matching Contributions, if any, shall be credited; a Salary Reduction Contribution Account, to which Salary Reduction Contributions, if any, and Catch-Up Contributions, if any, together with Qualified Nonelective Contributions and Company Matching Contributions, if any, utilized to satisfy the deferral percentage test or the contribution percentage test, as set forth in

         Sections 4.5 and 4.6 hereof, if any, shall be credited; and, if applicable, a Rollover Contribution Account."

         (7) Article V, the first paragraph of Section 5.3, is hereby amended in its entirety, effective September 1, 2002, to read as follows:

                  "Each Member who desires to make Salary Reduction Contributions shall indicate such intent by making an election to be effective as of the Entry Date on which such Member first satisfies the eligibility requirements of Article III hereof, or as of any subsequent Entry Date. Such election must be made prior to such Entry Date, and shall be effective for each payroll period thereafter until modified or amended. Each Member who is eligible to make Catch-Up Contributions under Section 21.3 hereof and who desires to make such contributions for the Plan Year shall indicate such intent by making an election in the manner prescribed by the Committee; provided, however, that a separate election to make Catch-Up Contributions shall remain effective no later than the end of the Member's taxable year for which such separate Catch-Up Contribution election is effective."

         (8) Article V, Section 5.3(c), is hereby amended in its entirety, effective September 1, 2002, to read as follows:

                  "The Company may unilaterally amend or revoke a salary deferral election with any Member at any time, including an amendment to recharacterize an election of Salary Reduction Contributions as an election of Catch-Up Contributions, if the Company determines that such revocation or amendment is necessary to ensure that a Member's Annual Additions, as defined in subsection 6.5(b) hereof, for any Plan Year will not exceed the limitations of Article VI or to ensure that the requirements of Section 401(k) of the Code and Sections 4.1 and 21.3 hereof have been satisfied with respect to the amount that may be withheld and contributed on behalf of a Member."

         (9) Article VII, Section 7.1, is hereby amended in its entirety, effective January 1, 2002, to read as follows:

                  "7.1 Normal or Late Retirement: A Member, upon reaching his Normal Retirement Date for the purposes of this Plan, shall be one hundred percent (100%) vested in his Individual Account, and such amount contained therein shall be nonforfeitable. If a Member continues in the service of the Company beyond his Normal Retirement Date, he shall continue to participate in the Plan."

         (10) Article VIII, Section 8.1, is hereby amended in its entirety, effective January 1, 2002, to read as follows:

                  "8.1 Death of Member: Upon the death of a Member while employed by the Company, such Member's Individual Account shall thereupon become one hundred percent (100%) vested, and the amount contained therein shall be nonforfeitable."

         (11) Article IX, Section 9.1, is hereby amended, effective January 1, 2002, to read as follows:

                  "9.1 Disability: If a Member's employment with the Company terminates as a result of his Disability, such Member's Individual Account shall thereupon become one hundred percent (100%) vested, and the amount contained therein shall be nonforfeitable."

         (12) Article X, Section 10.3, is hereby amended, effective January 1, 2002, to read as follows:

                  "10.3 Forfeitures: A Member to whom Section 10.1 is applicable shall forfeit that portion of the amount in his Individual Account to which he is not entitled under Section 10.1, and the amount thus forfeited shall be used to reduce Company Matching Contributions pursuant to the provisions of Section 6.3. A Member who does not have any nonforfeitable right to his Individual Account shall be deemed to have received a cashout distribution pursuant to Section 15.3 hereof, and shall forfeit the amount in such Individual Account in the Plan Year in which his separation from service occurs. A Member who receives a cashout distribution in accordance with the provisions of Section
         15.3 hereunder shall forfeit that portion of his Individual Account to which he is not entitled under Section 10.1 in the Plan Year in which the cashout distribution occurs. A Member who is entitled to a portion of his Individual Account but who is not one hundred percent (100%) vested in such Individual Account and who does not receive a cashout distribution under Section 15.3, shall forfeit that portion of his Individual Account to which he is not entitled under Section 10.1 in the Plan Year in which he incurs five (5) consecutive Breaks in Service."

         (13) Article XI, the last sentence of the third paragraph of Section 11.2, is hereby deleted in its entirety, effective January 1, 2002.

         (14) Article XV, Section 15.1, is hereby amended in its entirety, effective January 1, 2002, to read as follows:

                  "15.1. Method of Payment: As soon as practicable after the separation from service of a Member, former Member, or Beneficiary who is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX or X and this Article XV, the Committee shall give written notice to the Trustee. Such benefits shall be paid to the Member, former Member, or his Beneficiary in a lump sum.
         Any benefit payable hereunder will be paid in cash."

         (15) Article XV, Section 15.2, is hereby amended in its entirety, effective January 1, 2002, except as otherwise specified herein, to read as follows:

                  "15.2. Time of Payment: Distribution shall be made as soon as administratively practicable, but in no event later than one (1) year after the Valuation Date coincident with or immediately following the separation from service of a Member, former Member, or Beneficiary who is entitled to receive a benefit hereunder. Notwithstanding the foregoing, if the nonforfeitable portion of a Member's or former Member's Individual Account exceeds Five Thousand and No/100 Dollars ($5,000.00), no distributions, other than distributions upon the death of such Member or former Member, may commence without the consent of the Member or former Member until he attains age sixty-two (62), at which time distribution shall be made. Such consent must be obtained within the ninety (90) day period ending on the date of distribution. The Committee shall notify the Member or former Member of the right to defer any distribution until the date on which he attains age sixty-two
         (62). Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the date of distribution. Notwithstanding the foregoing, the consent of the Member or former Member shall not be required to the extent that a distribution is required to satisfy
         Section 415 or Sections 401(k)(8) or 401(m)(6) of the Code. In addition, upon termination of this Plan, if the Plan does not then offer an annuity option, the Member's or former Member's Individual Account may, without his consent, be distributed to the Member or former Member or transferred to another defined contribution plan maintained by an Affiliate. Furthermore, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (i) the Committee clearly informs the Member or former Member that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Member or former Member, after receiving the notice, affirmatively elects a distribution.

                  Distribution shall be made no later than the required beginning date, which is April 1st of the calendar year following the later of: (a) the calendar year in which a Member attains age 70 1/2 or
         (b) the calendar year in which the Member retires; provided that if a Member is a Five Percent (5%) Owner (as defined in Section 19.1(f) hereof), then the required beginning date is April 1st of the calendar year following the calendar year in which such Member attains age 70 1/2. Effective as of November 16, 2001, distribution of a Member's entire Individual Account shall be made in a single lump sum on or before such Member's required beginning date. In the case of a Member who attained age 70 1/2 prior to November 16, 2001, or in the case of a Member who is a five percent (5%) owner, the minimum distribution required for the calendar year immediately preceding the Member's required beginning date must be made on or before his required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the calendar year in which the Member's required beginning date occurs, must be made on or before December 31 of such calendar year. All minimum distributions required under this Article XV shall be determined and made in accordance with the applicable Treasury Regulations under Section 401(a)(9) of the Code, and the requirements of this Article will take precedence over any inconsistent provisions of the Plan. Required minimum distributions will be determined beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member's date of death. Effective January 1, 2003, during such

         Member's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                           (a) the quotient obtained by dividing the Member's
                  Individual Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member's age as of the Member's birthday in the distribution calendar year; or

                           (b) if the Member's sole designated beneficiary for
                  the distribution calendar year is the Member's spouse, the quotient obtained by dividing the Member's Individual Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member's and spouse's attained ages as of the Member's and spouse's birthdays in the distribution calendar year.

                  Notwithstanding any provision herein to the contrary, any Member who attains age 70 1/2 in a calendar year after 1995 and prior to November 16, 2001, may irrevocably elect, in the manner established by the Committee, by April 1 of the calendar year following the year in which the Member attains age 70 1/2 (or by December 31, 1997 in the case of a Member who attains age 70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which the Member retires. If no such election is made, the Member will begin receiving distributions by the April 1 of the calendar year following the year in which the Member attains age 70 1/2 (or by December 31, 1997 in the case of a Member who attains age 70 1/2 in 1996), and any such distributions shall comply with the provisions of the preceding paragraph. Furthermore, any Member who attains age 70 1/2 in a calendar year prior to 1996, may irrevocably elect, in the manner established by the Committee, to stop distributions and recommence distributions as of the April 1 of the calendar year following the calendar year in which such Member retires.

                  If distributions have commenced so that payments are being made over the life of the Member, and he dies before his entire interest has been distributed, then the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of his death, but in no event later than one year after the Valuation Date coincident with or immediately following his death. On the other hand, if a Member dies before the distribution of any of his benefits has begun, then his entire interest will be distributed no later than one year after the Valuation Date coincident with or immediately following his death. If the designated Beneficiary is the Member's surviving spouse and such surviving spouse dies after the Member, but before payment to such surviving spouse is made, then the provisions of the preceding sentence shall be applied as if the surviving spouse were the Member. Furthermore, if the designated Beneficiary is the surviving spouse of the Member, then distribution to such surviving spouse will not be required earlier than the later of: (a) December 31 of the calendar year immediately following the calendar year of the Member's death and
         (b) December 31 of the calendar year in which the Member would have attained age 70 1/2. Distribution of benefits is considered to have begun, for purposes of this paragraph, on the required beginning date; provided that if a Member's designated Beneficiary is his surviving spouse, and such surviving spouse dies after the Member but before payments to such surviving spouse have begun, then distribution of benefits is considered to have begun on the date distribution to the surviving spouse is required to begin pursuant to the provisions of this paragraph.

                  Notwithstanding any provision herein to the contrary, unless a Member or former Member elects otherwise, in writing, no distribution hereunder shall start later than 60 days after the close of the Plan Year in which the last to occur of the following occurs:

                  (a) the Member or former Member attains Normal Retirement Age,

                  (b) the 10th anniversary of the year in which the Member or former Member commenced participation in the Plan, or

                  (c) the Member or former Member terminates service with the Company."

         (16) Article XV, Section 15.3, is hereby amended, effective January 1, 2002, to read as follows:

                  "15.3. Cash Out Distribution: If a Member or former Member who has received a distribution of his benefits hereunder on or before the last day of the second Plan Year following the year in which his separation from service occurs, has forfeited a portion of his Individual Account, then in the event such Member or former Member is subsequently rehired by the Company prior to the date on which he incurs five (5) consecutive Breaks in Service, he shall be entitled to repay, at any time prior to the earlier of: (i) the date which is five
         (5) years after the first date on which he is subsequently reemployed by the Company and (ii) the date on which he incurs five (5) consecutive Breaks in Service, the amount of the distribution to him from his Individual Account. Upon such repayment, the rehired Member's or former Member's Individual Account shall be credited with the exact amount that was nonvested at the time of termination. In the event a rehired Member or former Member who has received a distribution hereunder does not timely repay such distribution from his Individual Account, as provided above, then the amount he forfeited at the time of his distribution pursuant to the terms of Section 10.3 hereof shall remain forfeited. His prior years of Vesting Service shall be taken into account, however, for purposes of determining his vested interest in contributions following reemployment. If a Member or former Member who does not have any nonforfeitable right to his Individual Account and thus is deemed to have received a cashout distribution, pursuant to the provisions of Section 10.3 hereof, is subsequently reemployed by the Company and five (5) consecutive Breaks in Service have not occurred, then upon such reemployment, the rehired Member's or former Member's Individual Account shall be credited with the exact amount that was nonvested at the time of separation from service."

         (17) Article XXI is hereby amended to add Section 21.4, effective January 1, 2002, to read as follows:

                  "21.4 Increase in Annual Compensation Limit: The Annual Compensation of each Member taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means compensation during the Plan Year. The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the Plan Year that begins with or within such calendar year."

         (18) Article XXI is hereby amended to add Section 21.5, effective January 1, 2002, to read as follows:

                  "21.5 Modification of Top-Heavy Rules:

                           a. Determination of top-heavy status.

                                    (i) Key Employee. Key Employee means any
                           Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was an officer of the Company having Annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning on or after January 1,
                           2003), a 5-percent owner of the Company, or a 1-percent owner of the Company having Annual Compensation of more than $150,000. For this purpose, Annual Compensation means compensation within the meaning of Section 2.1(c) of the Plan. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                                    (ii) Determination of present values and
                           amounts. This subsection (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of Individual Account balances of Employees as of the Determination Date.

                                            (1) Distributions during year ending
                                    on the Determination Date. The present
                                    values of accrued benefits and the amounts of Individual Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                                            (2) Employees not performing
                                    services during year ending on the
                                    Determination Date. The accrued benefits and Individual Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

                           (b) Minimum benefits. Company Matching Contributions
                  shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan and any Company

                  Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code."

         (19) Article XXI is hereby amended to add Section 21.6, effective January 1, 2002, to read as follows:

                  "21.6 Direct Rollovers of Plan Distributions: For purposes of the direct rollover provisions in Section 15.6 of the Plan, for plan distributions on or after January 1, 2002, the term "eligible retirement plan" shall mean (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (iii) a qualified trust described under Section 401(a) of the Code, (iv) an annuity plan described in Section 403(a) of the Code, (v) an annuity contract described in section 403(b) of the Code, and (vi) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code. Furthermore, the term "eligible rollover distribution" shall not include any hardship withdrawal."

         (20) Article XXI is hereby amended to add Section 21.7, effective January 1, 2002, to read as follows:

                  "21.7 Rollovers from Other Plans:

                           a. Direct Rollovers: For purposes of the rollover
                  contribution provisions of Section 4.7 of the Plan, a Member who is entitled to receive an eligible rollover distribution from (i) a qualified plan described in section 401(a) or 403(a) of the Code, (ii) an annuity contract described in section 403(b) of the Code, or (iii) an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, may, in accordance with procedures approved by the Committee, elect to transfer directly to the Trustee, as a trustee-to-trustee transfer, in cash only, an amount equal to all or a portion of such distribution; provided, however, that the maximum amount of such transfer shall be the fair market value of that portion of the distribution that would be includable in gross income if not so transferred (determined without regard to Section 402(c) of the Code).

                           b. Member Rollover Contributions from Other Plans:
                  For purposes of the rollover contribution provisions of
                  Section 4.7 of the Plan, any Member who has distributed to him an amount that qualifies as an eligible rollover distribution from (i) a qualified plan described in section 401(a) or 403(a) of the Code, (ii) an annuity contract described in section 403(b) of the Code, (iii) an eligible plan under
                  section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or (iv) any portion of a distribution from an individual retirement account annuity described in section 408(a) or 408(b) of the Code, may, in accordance with procedures approved by the Committee, contribute, in cash only, an amount equal to all or any portion of such distribution that is eligible to be rolled over and that would otherwise be includible in gross income if not so transferred (determined without regard to Section 402(c) of the Code)."

         (21) Article XXI is hereby amended to add Section 21.8, effective January 1, 2002, to read as follows:

                  "21.8 Repeal of Multiple-Use Test: The multiple use test described in Treasury Regulation section 1.401(m)-2 and Section 4.6 of the Plan shall not apply for Plan Years beginning on or after January 1, 2002. Any references made throughout the Plan to the multiple use test shall hereafter be disregarded."


         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 2 to the Southwest Airlines Co. 401(k) Plan, the Company has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 21 day of November, 2002.

                                    SOUTHWEST AIRLINES CO.


                                    By: /s/ JAMES F. PARKER
                                       -----------------------------------------
                                       James F. Parker, Chief Executive Officer
ATTEST:

/s/ DEBORAH ACKERMAN
---------------------------------
Deborah Ackerman, Assistant Secretary

STATE OF TEXAS       )
                     )
COUNTY OF DALLAS     )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 21 day of November, 2002, personally appeared JAMES F. PARKER, to me known to be the identical person who subscribed the name of SOUTHWEST AIRLINES CO., as its CHIEF EXECUTIVE OFFICER to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written


                                     /s/ MARILYN STRICKLAND
                                    --------------------------------------------
                                    Notary Public in and for the State of Texas


My Commission Expires: 05/31/05
                       -----------